Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q3 2015, UP 8.1%; LOAN

GROWTH OF 23%; ASSET GROWTH TO $3.9 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 13, 2015—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $17,050,000 for the nine months ended September 30, 2015, or $3.06 per Class A share diluted, an increase of 5.0% compared to net income of $16,237,000, or $2.92 per Class A share diluted, for the same period a year ago. Total assets increased 6.4% from $3.6 billion at December 31, 2014 to $3.9 billion at September 30, 2015. For the quarter ended September 30, 2015, net income totaled $6,166,000 or $1.11 per Class A share diluted, an increase of 8.1% compared to net income of $5,706,000, or $1.03 per Class A share diluted, for the same period a year ago.

Net interest income totaled $52.7 million for the nine months ended September 30, 2015 compared to $50.0 million for the same period in 2014. The 5.4% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.23% on a fully taxable equivalent basis in 2014 to 2.20% on the same basis for 2015. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 7.6% combined with a similar increase in average deposits. Also, interest expense increased 3.9% as a result of an increase in deposit balances.

The provision for loan losses decreased by $1,450,000 from $1,650,000 for the nine months ended September 30, 2014 to $200,000 for the same period in 2015, primarily as a result of changes in portfolio composition. The Company’s effective tax rate decreased from 4.4% in 2014 to 3.6% in 2015 primarily as a result of an increase in tax-exempt income.

-more-

At September 30, 2015, total equity was $211.1 million compared to $192.5 million at December 31, 2014. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.71% at September 30, 2015, compared to 6.91% at December 31, 2014. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of September 30, 2015 was $37.92 per share compared to $34.57 at December 31, 2014.

The Company’s allowance for loan losses was $22.3 million or 1.36% of loans outstanding at September 30, 2015, compared to $22.3 million or 1.68% of loans outstanding at December 31, 2014 and $22.5 million or 1.66% of loans outstanding at September 30, 2014. The change in the ratio of the allowance for loan losses to loans outstanding was primarily due to changes in portfolio composition. Non-performing assets totaled $1.8 million at September 30, 2015, compared to $4.1 million at December 31, 2014 and $6.0 million at September 30, 2014.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 16, 2015 to stockholders of record on November 2, 2015.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)
Assets	September 30, 2015	December 31, 2014
Cash and Due From Banks	$51,558	$43,367
Federal Funds Sold and Interest-bearing Deposits In Other Banks	61,706	261,991

Short-term Investments	2,139	2,131

Securities Available-For-Sale (AFS)	410,214	448,390

Securities Held-to-Maturity	1,543,775	1,406,792

Federal Home Loan Bank of Boston stock, at cost	29,698	24,916

Loans:
Commercial & Industrial	378,154	149,732
Municipal	87,016	41,850
Construction & Land Development	27,308	22,744
Commercial Real Estate	701,523	696,272
Residential Real Estate	264,105	257,305
Consumer and Other	10,633	12,188
Home Equity	172,091	151,275

Total Loans	1,640,830	1,331,366
Less: Allowance for Loan Losses	22,330	22,318

Net Loans	1,618,500	1,309,048

Bank Premises and Equipment, net	24,214	24,182
Accrued Interest Receivable	7,306	6,241
Goodwill	2,714	2,714
Other Assets	104,583	94,264

Total Assets	$3,856,407	$3,624,036

Liabilities
Demand Deposits	$534,870	$484,928

Interest Bearing Deposits:
Savings and NOW Deposits	1,071,773	978,619
Money Market Accounts	896,509	890,899
Time Deposits	406,420	383,145

Total Interest Bearing Deposits	2,374,702	2,252,663

Total Deposits	2,909,572	2,737,591

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	211,770	212,360
Other Borrowed Funds	432,500	395,500

Total Borrowed Funds	644,270	607,860

Other Liabilities	55,350	50,002
Subordinated Debentures	36,083	36,083

Total Liabilities	3,645,275	3,431,536

Total Stockholders’ Equity	211,132	192,500

Total Liabilities & Stockholders’ Equity	$3,856,407	$3,624,036

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Nine months ended September 30, 2015 and 2014
(in thousands)
	Quarter ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Interest Income:
Loans	$14,051	$12,708	$38,597	$37,768
Securities Held-to-Maturity	8,834	8,104	26,373	23,904
Securities Available-for-Sale	830	752	2,299	2,366
Federal Funds Sold and Interest-bearing Deposits In Other Banks	35	60	328	271

Total Interest Income	23,750	21,624	67,597	64,309

Interest Expense:
Savings and NOW Deposits	729	642	2,049	1,911
Money Market Accounts	760	725	2,276	2,033
Time Deposits	1,231	1,089	3,594	3,315
Securities Sold Under Agreements to Repurchase	129	90	371	284
Other Borrowed Funds and Subordinated Debentures	2,285	2,333	6,570	6,753

Total Interest Expense	5,134	4,879	14,860	14,296

Net Interest Income	18,616	16,745	52,737	50,013

Provision For Loan Losses	—	600	200	1,650

Net Interest Income After Provision for Loan Losses	18,616	16,145	52,537	48,363

Other Operating Income
Service Charges on Deposit Accounts	1,941	2,022	5,788	6,068
Lockbox Fees	782	723	2,458	2,345
Net Gain on Sales of Loans	225	133	742	221
Other Income	882	880	2,557	2,209

Total Other Operating Income	3,830	3,758	11,545	10,843

Operating Expenses
Salaries and Employee Benefits	10,087	8,681	28,701	26,332
Occupancy	1,499	1,341	4,621	4,105
Equipment	697	552	1,949	1,709
FDIC Assessment	511	502	1,602	1,476
Other	3,306	2,900	9,531	8,602

Total Operating Expenses	16,100	13,976	46,404	42,224

Income Before Income Taxes	6,346	5,927	17,678	16,982

Income Tax Expense	180	221	628	745

Net Income	$6,166	$5,706	$17,050	$16,237

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)
Assets	September 30, 2015	September 30, 2014
Cash and Due From Banks	$67,363	$64,909
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	163,144	133,929

Securities Available-For-Sale (AFS)	462,104	499,851
Securities Held-to-Maturity (HTM)	1,640,388	1,514,604

Total Loans	1,441,589	1,297,392
Less: Allowance for Loan Losses	22,432	21,603

Net Loans	1,419,157	1,275,789

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(15,107)	(21,223)
Bank Premises and Equipment	24,332	23,418
Accrued Interest Receivable	7,462	7,229
Goodwill	2,714	2,714
Other Assets	102,373	87,635

Total Assets	$3,873,930	$3,588,855

Liabilities
Demand Deposits	$507,855	$476,954

Interest Bearing Deposits:
Savings and NOW Deposits	1,134,195	1,105,228
Money Market Accounts	959,191	929,328
Time Deposits	395,915	379,565

Total Interest Bearing Deposits	2,489,301	2,414,121

Total Deposits	2,997,156	2,891,075

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	254,521	213,511
Other Borrowed Funds	334,069	228,033

Total Borrowed Funds	588,590	441,544

Other Liabilities	50,908	34,241
Subordinated Debentures	36,083	36,083

Total Liabilities	3,672,737	3,402,943

Total Stockholders’ Equity	201,193	185,912

Total Liabilities & Stockholders’ Equity	$3,873,930	$3,588,855

Total Average Earning Assets - QTD	$3,745,957	$3,459,358

Total Average Earning Assets - YTD	$3,707,225	$3,445,776

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)	September 30, 2015	September 30, 2014
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.11	$1.03
Earnings per average Class A share, diluted, year-to-date	$3.06	$2.92
Return on average assets, year-to-date	0.59%	0.60%
Return on average stockholders’ equity, year-to-date	11.33%	11.68%
Net interest margin (taxable equivalent), quarter	2.28%	2.22%
Net interest margin (taxable equivalent), year-to-date	2.20%	2.23%
Efficiency ratio, year-to-date	64.0%	61.9%
Book value per share	$37.92	$35.14
Tangible book value per share	$37.43	$34.65
Tangible capital / tangible assets	5.41%	5.37%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,563,278
Average Class A shares outstanding, diluted, year-to-date	5,567,909	5,559,909

Shares outstanding Class A	3,600,729	3,599,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,566,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.36%	1.66%
Nonaccrual loans	$1,760	$6,018
Nonperforming assets	$1,760	$6,018
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,994	$3,697
Net (recoveries) charge-offs, year-to-date	$188	$122

Leverage ratio	6.71%*	6.70%
Common equity tier 1 risk weighted capital ratio	10.18%*	n/a
Tier 1 risk weighted capital ratio	11.74%*	13.65%
Total risk weighted capital ratio	12.74%*	14.90%
Total risk weighted assets	$2,240,879 *	$1,772,301

*	computed utilizing recently implemented Basel III regulatory capital framework.